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                                   Exhibit 5
                                   ---------



                                                                    May 19, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

This is with respect to the Registration Statement on Form S-8, to which this opinion is an exhibit, covering an additional 2,000,000 shares of Acuson Common Stock which may be issued pursuant to the Acuson Corporation 1995 Employee Stock Purchase Plan.

It is my opinion that:

1.   All necessary corporate action has been duly taken to adopt said Plan.

2. Said 2,000,000 shares of Acuson Common Stock have been reserved for purposes of said Plan and such shares, when issued in accordance with the terms and conditions of said Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid registration statement.

                                         Very truly yours,

                                         /s/ Charles H. Dearborn